EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION ANNOUNCES
SECOND QUARTER EARNINGS OF $0.76 PER SHARE;
ABF®’s OPERATING RATIO IS 91.6%

(Fort Smith, Arkansas, July 20, 2004) — Arkansas Best Corporation (Nasdaq: ABFS) today announced second quarter 2004 net income of $19.3 million, or $0.76 per diluted common share, compared to second quarter 2003 net income of $15.2 million, or $0.60 per diluted common share. Excluding an after-tax charge of $1.6 million ($0.06 per diluted common share) related to increased reserves associated with the previously announced insolvency of one of Arkansas Best’s workers’ compensation excess claims insurers, second quarter 2004 earnings were $0.82 per diluted common share. Excluding a gain of $0.33 per diluted common share associated with the sale of Arkansas Best’s 19% interest in Wingfoot Commercial Tire Systems, LLC, second quarter 2003 earnings were $0.27 per diluted common share. Arkansas Best’s second quarter 2004 revenue was $424.5 million compared to $384.8 million in the second quarter of 2003.

ABF Freight System, Inc.®

     ABF Freight System, Inc., the company’s largest subsidiary, had second quarter 2004 revenues of $391.0 million, a per-day increase of 13.6% compared to second quarter 2003 revenue of $344.1 million. Second quarter 2004 operating income at ABF was $32.8 million compared to $14.6 million during the second quarter of 2003, an increase of 125%. ABF’s second quarter 2004 operating ratio was 91.6% versus an operating ratio of 95.8% during the second quarter of 2003. “ABF greatly benefited from an increase in business that began in February, surged in April and continued throughout the entire second quarter,” said Robert A. Young III, Arkansas Best President and Chief Executive Officer. “During the poor economic environment of the last several years, I have talked about the significant operating leverage and improved margins ABF could generate with additional business. This year’s second quarter results illustrate this point.”

     ABF’s second quarter 2004 LTL tonnage per day increased by 7.8% versus the same period last year. Compared to this year’s first quarter, ABF’s second quarter 2004 LTL tonnage per day increased by 9.8%. “Following minimal increases in February and March, ABF’s year-over-year LTL tonnage levels began to dramatically improve in April by percentages not seen in several years. In addition, the year-over-year increase in LTL tonnage grew during each successive month of the second quarter, indicating economic momentum throughout the quarter,” said Mr. Young. “ABF is benefiting from overall general economic recovery, particularly in the domestic manufacturing sector. We believe that ABF was delayed in experiencing the business growth seen earlier by other carriers because of the manufacturing concentration of its core business.”

     Billed LTL revenue per hundredweight, excluding fuel surcharge, was $24.06, an increase of 3.8% over last year’s second quarter figure of $23.19. “As business grows and capacity tightens, the general pricing environment is improving,” said Mr. Young. “The retention of the June 14 general rate increase has been good. In addition, ABF is reviewing the portions of its business that are not generating adequate returns in order to address specific situations and improve overall profitability.”

     ABF’s truckload tonnage per day improved by 10.9% during the second quarter when compared to last year. Billed truckload revenue per hundredweight, excluding fuel surcharge, increased by 5.6% over last year’s second quarter figure. “There has been significant tightening of pricing in the truckload environment,” said Mr. Young. “Beginning in mid-February and continuing throughout the second quarter, ABF raised prices in its truckload spot quotation market. In spite of these actions, business levels remained strong and profits on this business improved. ABF is clearly seeing additional freight that was formerly handled by truckload carriers. However, we believe this is related more to an overall tightening of general truckload capacity due to the improving economy rather than to the effects of the changes in the federal Hours of Service Regulations.”

     “On a bills-per-hour basis, second quarter productivity measures at ABF equaled those of the second quarter of 2003 and generally surpassed those of the prior three quarters,” said Mr. Young. “The additional freight ABF handled in the second quarter was a positive factor contributing to ABF’s productivity improvements.”

     “In order to take full advantage of its remaining operating leverage, ABF does not generally need to add fixed cost capacity. Since LTL tonnage per day in the second quarter of

2004 was still 6% below that in the same period of the highly profitable year of 2000, ABF’s fixed cost network has some available capacity,” said Mr. Young. “As a result, there is more potential for even greater utilization of these resources. Despite its focus on maintaining existing fixed cost levels, ABF will add the variable costs necessary to handle additional business while sustaining its high standard of customer service.”

Clipper

     Clipper’s second quarter 2004 revenue was $25.0 million. Excluding the revenue associated with Clipper’s LTL freight business, whose sale was closed on December 31, 2003, Clipper’s revenue in the second quarter of 2003 was $24.0 million. “Clipper’s temperature-controlled division experienced revenue growth of 14.5%, reflecting strength in both the produce and non-produce portions of the business,” said Mr. Young. “The positive effects of these significant revenue trends were somewhat reduced by flat year-over-year combined revenue in Clipper’s intermodal and brokerage business segments.”

     Clipper’s second quarter 2004 operating ratio was 97.1% compared to a second quarter 2003 operating ratio, excluding LTL, of 95.5%. “Second quarter 2004 operating costs were adversely affected by higher rail rates associated with tightened rail capacity, increased fuel costs and higher drayage expenses resulting from the California independent truckers strike which disrupted rail service throughout the West,” said Mr. Young. “In addition, though improved second quarter shipment levels provided additional revenues to help better cover overhead expenses, Clipper’s profitability continues to be adversely impacted by overhead costs.”

Workers’ Compensation Reserve Adjustments

     Arkansas Best’s second quarter 2004 net income and earnings per share were adversely affected by increased workers’ compensation reserves associated with the liquidation of Reliance Insurance Company. Reliance was Arkansas Best’s excess insurer for the years 1993 through 1999. For claims not accepted by state guaranty funds, Arkansas Best has continually maintained reserves for its exposure to the Reliance liquidation since 2001. However, during this year’s second quarter, Arkansas Best began receiving notices of rejection from the California Insurance Guarantee Association (CAIGA) on certain claims previously accepted by this guaranty fund. If these claims are not covered by the CAIGA fund, they become part of Arkansas Best’s exposure to the Reliance liquidation. An after-tax charge of $1.6 million ($0.06 per diluted common share) to increase the reserves for this additional exposure was recorded in the second quarter of 2004.

Common Stock Purchase

     During the second quarter of 2004, Arkansas Best made open-market purchases, totaling 140,100 shares, of its common stock. The total purchase price for these transactions was $3.7 million. These common shares were added to the company’s treasury stock. Since February 2003, as a part of a previously announced program to repurchase up to a maximum of $25 million of its common stock, Arkansas Best has purchased a total of 471,500 shares totaling $12.4 million. Arkansas Best plans to continue making open-market purchases of its stock on an opportunistic basis.

Conference Call

     Arkansas Best Corporation will host a conference call with company executives to discuss the 2004 second quarter results. The call will be today, Tuesday, July 20, at 10:00 a.m. EDT. Interested parties are invited to listen by calling (877) 275-1257. Following the call, a recorded playback will be available through the end of July. To listen to the playback, dial (800) 642-1687. The conference call ID for the playback is 8339161. The conference call and playback can also be accessed, through Saturday, July 31, on Arkansas Best’s Internet Web site at www.arkbest.com.

Company Description

     Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a diversified transportation holding company with two primary operating subsidiaries. ABF Freight System, Inc., in continuous service since 1923, provides national transportation of less-than-truckload (“LTL”) general commodities throughout North America. Clipper is an intermodal marketing company that provides domestic freight services utilizing rail and over-the-road transportation.

Forward-Looking Statements

     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this press release that are not based on historical facts are “forward-looking statements.” Terms such as “estimate,” “forecast,” “expect,” “predict,” “plan,” “anticipate,” “believe,” “intend,” “should,” “would,” “scheduled,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including, but not limited to, union relations; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best’s subsidiaries; actual future costs of operating expenses such as fuel and related taxes; self-insurance claims and employee wages and benefits; actual costs of continuing investments in technology; the timing and amount of capital expenditures; competitive initiatives and pricing pressures; general economic conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission (“SEC”) public filings.

     The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2004	2003	2004	2003
	($ thousands, except share and per share data)
OPERATING REVENUES(2)	$424,488	$384,795	$799,336	$750,934
OPERATING EXPENSES AND COSTS(2)	392,498	371,255	759,052	727,540

OPERATING INCOME	31,990	13,540	40,284	23,394

OTHER INCOME (EXPENSE)
Net gain on sales of property and other	241	6	185	6
Gain on sale – Wingfoot	–	12,060	–	12,060
Fair value changes and payments on interest rate swap(1)	587	(1,245)	149	(10,281)
Interest expense	(215)	(566)	(286)	(2,506)
Other, net	(279)	(192)	(535)	(304)

	334	10,063	(487)	(1,025)

INCOME BEFORE INCOME TAXES	32,324	23,603	39,797	22,369

FEDERAL AND STATE INCOME TAXES
Current	11,453	4,035	13,758	3,861
Deferred	1,573	4,378	2,280	4,052

	13,026	8,413	16,038	7,913

NET INCOME	$19,298	$15,190	$23,759	$14,456

Basic:
NET INCOME PER SHARE	$0.77	$0.61	$0.95	$0.58

AVERAGE COMMON SHARES OUTSTANDING (BASIC)	24,951,173	24,796,726	25,003,614	24,866,803

Diluted:
NET INCOME PER SHARE	$0.76	$0.60	$0.94	$0.57

AVERAGE COMMON SHARES OUTSTANDING (DILUTED)	25,321,028	25,262,013	25,391,306	25,332,358

CASH DIVIDENDS PAID PER COMMON SHARE	$0.12	$0.08	$0.24	$0.16

(1)	The six months ended June 30, 2003 includes a pre-tax noncash charge of $8.9 million due to no longer forecasting interest payments on $110.0 million of borrowings.

(2)	Beginning in the first quarter 2004, there has been a reclassification between revenue and expense associated with certain shipments where ABF utilizes a third-party carrier for pickup or delivery of freight but remains the primary obligor. The amounts reclassified for the three months ended June 30, 2004 and 2003 were $7.5 million and $6.9 million, respectively. The amounts reclassified for the six months ended June 30, 2004 and 2003 were $13.8 million and $13.5 million, respectively.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2004	2003
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$17,129	$5,251
Accounts receivable, less allowances (2004 – $3,546; 2003 – $3,558)	151,052	132,320
Prepaid expenses	12,557	8,600
Deferred income taxes	28,844	27,006
Other	3,158	3,400

TOTAL CURRENT ASSETS	212,740	176,577

PROPERTY, PLANT AND EQUIPMENT
Land and structures	219,362	215,476
Revenue equipment	382,607	370,102
Service, office and other equipment	110,044	107,066
Leasehold improvements	13,369	13,048

	725,382	705,692
Less allowances for depreciation and amortization	370,789	358,564

	354,593	347,128

PREPAID PENSION COSTS	29,315	32,887

OTHER ASSETS	67,079	68,572

ASSETS HELD FOR SALE	8,625	8,183

GOODWILL, less accumulated amortization (2004 and 2003 – $32,037)	63,863	63,878

	$736,215	$697,225

Note: The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS — continued

	June 30	December 31
	2004	2003
	(Unaudited)	Note
	($ thousands, except share data)
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$5,980	$8,861
Accounts payable	70,818	55,764
Federal and state income taxes	1,600	2,816
Accrued expenses	140,625	125,148
Current portion of long-term debt	379	353

TOTAL CURRENT LIABILITIES	219,402	192,942

LONG-TERM DEBT, less current portion	1,551	1,826

FAIR VALUE OF INTEREST RATE SWAP	3,558	6,330

OTHER LIABILITIES	64,659	66,284

DEFERRED INCOME TAXES	33,245	29,106

FUTURE MINIMUM RENTAL COMMITMENTS, NET
(2004 – $48,413; 2003 – $49,615)	–	–

OTHER COMMITMENTS AND CONTINGENCIES	–	–

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, authorized 70,000,000 shares; issued 2004: 25,452,911 shares; 2003: 25,295,984 shares	255	253
Additional paid-in capital	220,589	217,781
Retained earnings	210,385	192,610
Treasury stock, at cost, 2004: 531,282 shares; 2003: 259,782 shares	(13,334)	(5,807)
Accumulated other comprehensive loss	(4,095)	(4,100)

TOTAL STOCKHOLDERS’ EQUITY	413,800	400,737

	$736,215	$697,225

Note: The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended
	June 30
	2004	2003
	($ thousands)
OPERATING ACTIVITIES
Net income	$23,759	$14,456
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,628	24,453
Other amortization	146	173
Provision for losses on accounts receivable	615	760
Provision for deferred income taxes	2,280	4,052
Fair value of interest rate swap	(2,772)	9,022
(Gain) loss on sales of assets and other	(1,241)	190
Gain on sale of Wingfoot	–	(12,060)
Changes in operating assets and liabilities:
Receivables	(19,362)	(4,835)
Prepaid expenses	(3,957)	(5,028)
Other assets	4,186	(18,105)
Accounts payable, bank drafts payable, taxes payable, accrued expenses and other liabilities	28,764	12,438

NET CASH PROVIDED BY OPERATING ACTIVITIES	59,046	25,516

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(35,906)	(28,718)
Proceeds from asset sales	4,992	1,320
Proceeds from sale of Wingfoot	–	71,309
Capitalization of internally developed software and other	(2,197)	(1,803)

NET CASH (USED) PROVIDED BY INVESTING ACTIVITIES	(33,111)	42,108

FINANCING ACTIVITIES
Borrowings under revolving credit facilities	34,300	100,300
Payments under revolving credit facilities	(34,300)	(192,500)
Payments on long-term debt	(249)	(229)
Net decrease in bank overdraft	(2,482)	(3,539)
Dividends paid on common stock	(5,984)	(3,977)
Purchase of treasury stock	(7,527)	(4,852)
Other, net	2,185	483

NET CASH USED BY FINANCING ACTIVITIES	(14,057)	(104,314)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	11,878	(36,690)
Cash and cash equivalents at beginning of period	5,251	39,644

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$17,129	$2,954

ARKANSAS BEST CORPORATION
FINANCIAL STATEMENT OPERATING SEGMENT DATA
AND OPERATING RATIOS (Unaudited)

	Three Months Ended				Six Months Ended
	June 30				June 30
	2004		2003		2004		2003
	($ thousands)
OPERATING REVENUES
ABF Freight System, Inc.(1)(2)
LTL	$358,461		$316,929		$676,415		$623,174
TL	32,572		27,144		60,730		51,678

Total	391,033		344,073		737,145		674,852

Clipper	25,036		32,974		45,941		61,466
Other revenues and eliminations	8,419		7,748		16,250		14,616

Total consolidated operating revenues	$424,488		$384,795		$799,336		$750,934

OPERATING EXPENSES AND COSTS
ABF Freight System, Inc.(1)
Salaries and wages	$239,761	61.3%	$224,287	65.2%	$469,066	63.6%	$442,230	65.5%
Supplies and expenses	50,242	12.8	44,478	12.9	96,910	13.2	88,226	13.1
Operating taxes and licenses	10,459	2.7	10,045	2.9	20,736	2.8	19,728	2.9
Insurance	6,061	1.5	6,049	1.8	11,279	1.5	11,642	1.7
Communications and utilities	3,469	0.9	3,658	1.1	7,301	1.0	7,469	1.1
Depreciation and amortization	11,542	3.0	10,215	3.0	23,102	3.1	20,672	3.1
Rents and purchased transportation(2)	36,387	9.3	29,601	8.6	65,912	8.9	57,311	8.5
Other	415	0.1	1,085	0.3	1,433	0.3	1,703	0.3
(Gain) loss on sale of equipment	(65)	—	74	—	(100)	—	201	—

	358,271	91.6%	329,492	95.8%	695,639	94.4%	649,182	96.2%

Clipper
Cost of services	22,205	88.7%	28,210	85.6%	41,495	90.3%	53,188	86.5%
Selling, administrative and general	2,101	8.4	4,041	12.2	4,289	9.4	8,043	13.1
(Gain) loss on sale of equipment	—	—	(3)	—	2	—	(4)	—

	24,306	97.1%	32,248	97.8%	45,786	99.7%	61,227	99.6%

Other expenses and eliminations	9,921		9,515		17,627		17,131

Total consolidated operating expenses and costs	$392,498		$371,255		$759,052		$727,540

OPERATING INCOME (LOSS)
ABF Freight System, Inc.(1)	$32,762		$14,581		$41,506		$25,670
Clipper	730		726		155		239
Other loss and eliminations	(1,502)		(1,767)		(1,377)		(2,515)

Total consolidated operating income	$31,990		$13,540		$40,284		$23,394

(1)	Includes U.S., Canadian, and Puerto Rican operations of ABF affiliates.

(2)	Beginning in the first quarter 2004, there has been a reclassification between revenue and expense associated with certain shipments where ABF utilizes a third-party carrier for pickup or delivery of freight but remains the primary obligor. The amounts reclassified for the three months ended June 30, 2004 and 2003 were $7.5 million and $6.9 million, respectively. The amounts reclassified for the six months ended June 30, 2004 and 2003 were $13.8 million and $13.5 million, respectively.

ARKANSAS BEST CORPORATION
FINANCIAL STATISTICS AND GAAP EARNINGS RECONCILIATIONS (Unaudited)

Rolling Twelve Months
Ended
June 30, 2004
FINANCIAL STATISTICS

After-Tax Return on Stockholders’ Equity (net income / average equity)	14.18%

Debt to Equity Ratio	0.00:1

After-Tax Return on Capital Employed(1)	14.05%

(1) (Net income + interest after tax) / (average total debt + average equity)

RECONCILIATIONS OF GAAP EARNINGS AND EARNINGS PER SHARE

	Three Months Ended		Three Months Ended
	June 30, 2004		June 30, 2003
		Diluted		Diluted
	Net	Earnings	Net	Earnings
	Income	Per Share	Income	Per Share
Arkansas Best Corporation	($ thousands, except per share data)

Amounts on a GAAP basis	$19,298	$0.76	$15,190	$0.60
Plus increase in workers’ compensation reserves for Reliance	1,617	0.06	–	–
Less gain on sale of 19% interest in Wingfoot	–	–	(8,429)	(0.33)

Non-GAAP amounts disclosed	$20,915	$0.82	$6,761	$0.27

	Three Months Ended			Six Months Ended
	June 30, 2003			June 30, 2003
		Operating			Operating
		Income			Income
	Revenue	(Loss)	O.R.%	Revenue	(Loss)	O.R.%
Clipper – Pre-tax	($thousands)

Clipper GAAP	$32,974	$726	97.8%	$61,466	$239	99.6%
Less Clipper LTL	8,960	(346)	103.9	17,633	(722)	104.1

Clipper, excluding LTL	$24,014	$1,072	95.5%	$43,833	$961	97.8%

ABF FREIGHT SYSTEM, INC.
OPERATING STATISTICS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004

		Three Months Ended June 30			Six Months Ended June 30
		2004	2003	% Change	2004	2003	% Change
Billed Revenue* / CWT	LTL	$25.37	$23.97	5.8%	$24.97	$24.02	4.0%
	TL	$9.37	$8.59	9.1%	$9.09	$8.56	6.2%
	Total	$22.21	$21.00	5.8%	$21.83	$21.10	3.4%

Billed Revenue* / CWT	LTL	$24.06	$23.19	3.8%	$23.78	$23.11	2.9%
(without fuel surcharge)	TL	$8.90	$8.43	5.6%	$8.66	$8.38	3.3%
	Total	$21.07	$20.34	3.6%	$20.79	$20.33	2.3%

Billed Revenue* / Shipment	LTL	$248.68	$233.91	6.3%	$245.43	$233.42	5.1%
	TL	$1,553.27	$1,399.48	11.0%	$1,496.93	$1,388.27	7.8%
	Total	$267.38	$250.37	6.8%	$263.59	$249.30	5.7%

Billed Revenue* / Shipment	LTL	$235.84	$226.30	4.2%	$233.77	$224.54	4.1%
(without fuel surcharge)	TL	$1,474.62	$1,373.97	7.3%	$1,426.25	$1,357.99	5.0%
	Total	$253.61	$242.50	4.6%	$251.07	$240.12	4.6%

Tonnage	LTL	715,078	663,275	7.8%	1,366,524	1,302,472	4.9%
(tons)	TL	175,872	158,608	10.9%	337,176	303,026	11.3%

	Total	890,950	821,883	8.4%	1,703,700	1,605,498	6.1%

Shipments	LTL	1,459,189	1,359,585	7.3%	2,780,431	2,680,678	3.7%
	TL	21,228	19,463	9.1%	40,929	37,377	9.5%

	Total	1,480,417	1,379,048	7.4%	2,821,360	2,718,055	3.8%

* Billed revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.

There were 64 workdays in the three months ended June 30, 2004 and in the three months ended June 30, 2003.

There were 128 workdays in the six months ended June 30, 2004 and 127 workdays in the six months ended June 30, 2003.

Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.

Contact:	Mr. David E. Loeffler, Senior Vice President, Chief Financial Officer and Treasurer
Telephone: (479) 785-6157

Mr. David Humphrey, Director of Investor Relations
Telephone: (479) 785-6200

END OF RELEASE